                                POWER OF ATTORNEY

     The undersigned Directors/Trustees and officers of Mercury Asset Management
Master Trust, Mercury Asset Management Funds, Inc. (the "Corporation") and
Mercury Asset Management V.I. Funds, Inc. (the "V.I. Corporation") hereby authorize Jeffrey M. Peek, Terry K. Glenn, Stephen M.M. Miller and Donald C.
Burke, or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated any Registration Statement or amendment thereto (including post-effective amendments) for the Corporation, the V.I. Corporation, or any
series thereof, and to file the same, with all exhibits thereto, with the
Securities and Exchange Commission.

Dated: April 6, 2000

            /s/ Jeffrey M. Peek                 /s/ James T. Flynn
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Jeffrey M. Peek, Trustee/ Director and       James T. Flynn, Trustee/ Director
President/ Principal Executive Officer

            /s/ Terry K. Glenn                  /s/ W. Carl Kester
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Terry K. Glenn, Trustee/ Director and        W. Carl Kester, Trustee/ Director
Executive Vice President

            /s/ David O. Beim                   /s/ Karen P. Robards
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David O. Beim, Trustee/ Director             Karen P. Robards, Trustee/ Director

            /s/ Donald C. Burke
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Donald C. Burke, Treasurer/ Principal
Accounting Officer and Vice President